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                                                                   Exhibit 10.11


                            INSTEEL INDUSTRIES, INC.

                             STOCK OPTION AGREEMENT


                 THIS AGREEMENT is made the 7th day of February, 1995, between Insteel Industries, Inc., a North Carolina corporation, with its principal office in Mount Airy, North Carolina (hereinafter called the "Company"), and Louis E. Hannen (hereinafter called the "Optionee");

                 As authorized by the Company's Board of Directors, the Company and the Optionee hereby agree as follows:

                 1.       Grant of Option.

                 (a) The Company grants to the Optionee as a matter of separate inducement and agreement in connection with his agreeing to serve as a member of the Company's Board of Directors, which service will help enhance the efficiency, soundness, profitability, growth and shareholder value of the Company, and not in lieu of any salary or other compensation for his services, the right and option to purchase all or any part of an aggregate of NINETEEN THOUSAND NINE HUNDRED SIXTY-FIVE (19,965) shares of the Common Stock of the Company, no par value, at the purchase price of 7 7/8 Dollars ($7.875) per share.

                 (b) Except as otherwise expressly provided herein regarding exercise of the option in the event of Optionee's death while serving as a director (Paragraphs 2(d) and 3) and discretionary acceleration of exercise rights in the event of termination of Optionee's status as a nonemployee director (Paragraph 2(d)), all rights of the Optionee with respect to the unexercised portion of the option shall terminate upon termination of the Optionee's status as a director of the Company.

                 2.       Period of Option and Certain Limitations on Right to
Exercise.

                 (a) The period during which the option may be exercised (the "option period") shall be ten years from the date hereof. The option shall become exercisable in installments as follows: 20 percent of the number of shares covered hereby at any time prior to the first anniversary of the date hereof, and an additional 20 percent of such number of shares annually following the first, second, third and fourth anniversaries of the date hereof, with each such installment to be cumulative. Any portion of the option not exercised before the expiration of the option period shall terminate.

                 (b) The option may be exercised by giving written notice of at least ten days to the Company at such place as the Board shall direct. Such notice shall specify the number of shares to be purchased pursuant to the option and the aggregate purchase price to be paid therefor, and shall be accompanied by the payment of such purchase


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         price. Such payment shall be in the form of cash or shares owned by the Optionee at the time of exercise, or in any combination of cash and shares.

                 (c) Shares tendered in payment of the exercise of the option shall be valued at their fair market value on the date of exercise, which shall be determined in good faith by the Board and shall be (i) the price per share of the last sale of such shares on the New York Stock Exchange as reported in The Wall Street Journal for the last trading day nearest preceding the date on which the option is exercised; or (ii) if the Common Stock is not listed and traded on the New York Stock Exchange or another recognized securities exchange but is traded in the over the counter market, then the fair market value shall be the closing sales price of such Common Stock as reported in the NASDAQ National Market System on the last trading day nearest preceding the date of exercise; or (iii) if the shares of the Company cease to be traded on the open market, then in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Internal Revenue Code of 1986, as amended, and accompanying regulations.

                 (d) The option shall not be exercised unless the Optionee is, at the time of exercise, a nonemployee member of the Board of Directors and has been a nonemployee member of the Board of Directors continuously since the date hereof; provided, however, that the option shall be exercisable following the death of the Optionee in accordance with Paragraph 3. If the status of the Optionee as a nonemployee director is terminated, the option may be exercised only to the extent exercisable on the date of such termination, except that the Board may in its discretion accelerate the date for exercising all or any part of the option that was not otherwise exercisable on the date of such termination.

                 (e) The Optionee or his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to the option unless and until certificates for such shares are issued to him or them under the plan.

                 3. Nontransferability of Option. During the Optionee's lifetime, the option shall be exercisable only by him and shall not be transferable (including by pledge or hypothecation); provided, however that the option may be transferred upon the death of the Optionee in accordance with the Optionee's will or the laws of descent and distribution.

                 4. Dilution or Other Adjustments. If there is any change in the outstanding shares of Common Stock of the Company as a result of a merger, consolidation, reorganization, stock dividend, stock split to holders of shares that is distributable in shares, or other change in the capital stock structure of the Company, the Board shall make such adjustments to the option as the Board in its sole discretion deems equitable to prevent dilution or enlargement of the option or otherwise advisable to reflect such change.

                 5. Surrender of Options. The Board may, in its sole discretion and subject to such terms and conditions as it deems appropriate, accept the surrender by the Optionee of all or a part of the option and authorize payment in consideration therefor of an amount equal





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to the difference between the option price and the fair market value of the shares remaining subject to the option (determined pursuant to Paragraph 2(c) hereof) on the date of such surrender. Such payment shall be made in shares valued at such fair market value on the date of such surrender, or in cash, or partly in such shares and partly in cash as the Board shall determine; provided, that the Board determines that such settlement is consistent with the purpose set forth in Paragraph 1 hereof. The surrender of the option under this Paragraph 5 shall be permitted only to the extent that the option is exercisable under Paragraph 2(a) on the date of surrender. The right to surrender the option under this Paragraph 5 shall not be transferable
(including by pledge or hypothecation) and such right of surrender shall be exercisable during the Optionee's lifetime only by him. In no event shall the Optionee surrender this option under this Paragraph 5 if the fair market value of the shares at the time of such surrender is less than the option price.

                 6. Investment Purpose.

                 (a) This option is granted on the condition that all purchases of stock hereunder shall be for investment purposes and not with a view to resale or distribution.

                 (b) Unless the option granted pursuant to this Agreement and shares of stock underlying such option shall have been registered with the Securities and Exchange Commission under a then effective registration statement on an appropriate form, each certificate for shares issued under exercise of the option granted hereunder shall bear a legend in substantially the following form:

                                  "The shares represented by this certificate
                          have not been registered with the Securities and Exchange Commission and may not be transferred in the absence of an effective registration statement with respect thereto or an opinion of counsel satisfactory to the Company that such registration is not required."

                 7. Termination. This Agreement and the option granted under it shall terminate upon the first of the following events to occur: exercise in full of the option granted hereunder; termination of Optionee's status as a director of the Company; or the close of business on February 6, 2005.

                 8. Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successor and assigns.

                 9. Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of North Carolina.

                 IN WITNESS WHEREOF, this Agreement has been executed in behalf of the Company by its officers thereunto duly authorized, and the Optionee, in acceptance of the





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above-mentioned option, subject to the terms of this Agreement, has set forth his hand and seal all on the day and year first above written.


                                        INSTEEL INDUSTRIES, INC.


                                        By: /s/ H. O. Woltz III
                                            -------------------------------
                                                      President



ATTEST:


/s/ Gary D. Kniskern
--------------------------
        Secretary

[Corporate Seal]

                                        OPTIONEE


                                        /s/ Louis E. Hannen
                                        -----------------------------------
                                        Name: Louis E. Hannen





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